UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

(Amendment No. ___)

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Hypha Labs, Inc.
(Name of Registrant as Specified In Its Charter)

Copies of communications to:

Alison Newman, Esq.

Fox Rothschild LLP

101 Park Avenue, 17th Floor

New York, NY 10178

Telephone: (212) 878-7900

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

HYPHA LABS, INC.

5940 S. Rainbow Boulevard

Las Vegas, Nevada 89118

To:	The Stockholders of Hypha Labs, Inc.

Re:	Action by Written Consent in Lieu of a Special Meeting of Stockholders

This Information Statement is furnished by the Board of Directors of Hypha Labs, Inc., a Nevada corporation (the “Company”), to holders of record of the Company’s outstanding voting stock, at the close of business on December 12, 2024. The purpose of this Information Statement is to inform the Company’s stockholders of an action taken by the written consent of the holders of a majority of the Company’s voting stock, on December 10, 2024, in lieu of a special meeting of stockholders, to approve an amendment to the Company’s Articles of Incorporation, as amended, to increase (1) the authorized number of shares of common stock, $.001 par value per share, of the Company, from 250,000,000 shares to 880,000,000 shares, and (2) the authorized number of shares of preferred stock, $.001 par value per share, of the Company, from 10,000,000 shares to 70,000,000 shares, which amendment will be filed no sooner than the 20th day after the definitive information statement is distributed to the stockholders of the Company who have not previously consented to the increase in authorized shares of common stock and preferred stock.

The foregoing actions were approved on December 10, 2024 by the Company’s Board of Directors. In addition, on December 10, 2024, the Company received the written consent in lieu of a meeting of the holder of the Series C Preferred Stock, $.001 par value per share (“Series C Preferred”). Each share of Series C Preferred, if held by an executive officer of the Company, has the equivalent of 200,000 votes of common stock. Currently, 1,000 shares of the Series C Preferred is held by A. Stone Douglass, the Company’s Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary, resulting in Mr. Douglass holding an aggregate of approximately 61.75% of the total voting power of all issued and outstanding voting capital stock of the Company. The number of shares voting for the increase in authorized common stock and preferred stock was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes provides, in part, that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and, in order to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board of Directors consented to the utilization of, and did in fact obtain, the written consent of the holder of the Series C Preferred who owns shares representing a majority of the Company’s voting stock.

The above action taken by the holder of the Series C Preferred will not become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company who have not previously consented to the expansion of authorized shares of common stock and preferred stock.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s voting stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform the Company’s stockholders of the action described above before it takes place, in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ A. Stone Douglass
A. Stone Douglass
Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary

December 23, 2024

Las Vegas, Nevada

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HYPHA LABS, INC.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S VOTING STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the stockholders of Hypha Labs, Inc., a Nevada corporation (the “Company”), by the Board of Directors to notify them about certain actions that the holder of a majority of the Company’s outstanding voting stock has taken by written consent in lieu of a special meeting of the stockholders. The stockholder action was taken on December 10, 2024. Copies of this Information Statement are first being sent on or about December 23, 2024, to the holders of record on December 12, 2024, of the outstanding shares of voting stock of the Company.

General Information

The stockholder of the Company owning a majority of the Company’s outstanding voting stock has approved the following actions by written consent dated December 10, 2024, in lieu of a meeting of the stockholders:

●	The approval of an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended, to increase (1) the authorized number of shares of common stock of the Company from 250,000,000 shares to 880,000,000 shares and (2) the authorized number of shares of preferred stock of the Company from 10,000,000 shares to 70,000,000 shares, which Amendment will be filed no sooner than the 20th day after the definitive information statement is distributed to the stockholders of the Company who have not previously consented to the increase in authorized shares of common stock and preferred stock.

The Company may ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the voting stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the approval of the Amendment, as set forth above.

Vote Required

The vote, which was required to approve the Amendment, was the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding voting stock. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is December 12, 2024 (the “Record Date”). As of the Record Date, the Company had outstanding the following voting securities: (a) 123,047,725 shares of common stock, entitled to one (1) vote for each share of common stock held, (b) 1,047,942 shares of Series A Convertible Preferred Stock, $.001 par value per share (“Series A Preferred”), entitled to vote such number of shares equal to the number of shares of common stock into which such shares of Series A Preferred may then be converted, subject to certain beneficial ownership limitations, (c) 333,600 shares of Series B Convertible Preferred Stock, $.001 par value per share (the “Series B Preferred), entitled to vote such number of shares equal to the number of shares of common stock into which such shares of Series B Preferred may then be converted, and (d) 1,000 shares of Series C Preferred, which entitle the holder to vote on the basis of 200,000 votes for each share of Series C Preferred then held, resulting in such holder holding an aggregate of approximately 61.75% of the total voting power of the issued and outstanding voting capital stock of the Company.

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The holders of Series A Preferred, Series B Preferred and Series C Preferred are entitled to vote on any matter with the holders of common stock, voting together as one (1) class, which Nevada law provides may or must be approved by vote or consent of the common stock or the holders of other securities entitled to vote, if any.

Holders of the Company’s common stock have no pre-emptive rights. All outstanding shares are fully paid and non-assessable. The transfer agent for the Company’s common stock is Issuer Direct, with an address of One Glenwood Avenue, Suite 1001, Raleigh, NC 27603, and telephone number of (919) 744-2722.

Vote Obtained – Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Amendment and to effectuate the Amendment as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize and did, in fact, obtain, the written consent of the holder of a majority of the voting power of the Company.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate actions described herein will be effective approximately 20 days after the distributing of this Information Statement.

The entire cost of furnishing this Information Statement will be borne by the Company.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the Record Date, certain information with regard to the record and beneficial ownership of the Common Stock by (i) each person known to the Company to be the record or beneficial owner of 5% or more of the Common Stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group. The address of each of our directors and executive officers named in the table is c/o Hypha Labs, Inc., 5940 S. Rainbow Boulevard, Las Vegas, Nevada 89118, Telephone No.: (702) 527-2060.

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Amount and Nature of Beneficial Ownership

			Series A, B and/or C
	Common Stock		Preferred Stock
Name of Beneficial Owner(1)	Number of Shares	% of Class(2)	Number of Shares	% of Class
Officers and Directors:
Dennis Hartmann Director(3)	2,825,000	2.3%	-	-

A. Stone Douglass, Chairman, President, CEO and CFO(4)	7,500,000	6.1%	1,000	100%
Directors and Officers as a Group (2 persons)	10,325,000	8.4%	-	-

Greater than 5% shareholders:
Craig Ellins	8,000,000	6.5%	-	-

* less than 1%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock or Series A, Series B or Series C Preferred Stock owned by such person.
(2)	Percentage of beneficial ownership is based upon 123,047,725 of Common Stock outstanding as of the Record Date. For each named person, this percentage includes Common Stock that the person has the right to acquire either currently or within 60 days of the Record Date, including through the exercise of an option; however, such Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.
(3)	Includes options to purchase 250,000 shares of Common Stock exercisable at $0.10 per share.
(4)	Includes options to purchase 1,000,000 shares of Common Stock exercisable at $0.06 per share.

ACTION ONE — INCREASE IN AUTHORIZED COMMON STOCK AND PREFERRED STOCK

The Company’s Board of Directors and holders of a majority of the voting power of the Company’s voting stock have approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended, to increase (1) the authorized number of shares of common stock from 250,000,000 shares to 880,000,000 shares, and (2) the authorized number of shares of preferred stock from 10,000,000 shares to 70,000,000 shares, of which 6,000,000 have been designated as Series A Preferred Stock, 1,500,000 have been designated as Series B Preferred Stock and 1,000 have been designated as Series C Preferred Stock. The form of Certificate of Amendment to be filed with the Secretary of the State of Nevada is set forth as Appendix A to this Information Statement.

The Company’s Board of Directors believes that it is in the best interest of the stockholders to adopt the increase in authorized common stock and preferred stock.

Other than the increase in authorized common stock and preferred stock, the Amendment does not incorporate any other changes.

Vote Required

Pursuant to the Nevada Revised Statutes, the Amendment to effect the increase in the authorized number of shares of the Company’s common stock and preferred stock required the approval of a majority of the Company’s outstanding voting stock. As discussed above, holders of a majority of the Company’s voting stock have consented to the authorized share increases.

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Purpose of the Increase in Common Stock and Preferred Stock

The Board of Directors believes the increase in the authorized shares of the Company’s common stock and preferred stock is necessary and advisable in order to provide for the Company’s financing and capital-raising ability. The Board of Directors believes that the increase in the authorized shares of the Company’s common stock is necessary and advisable to provide for conversions of its outstanding convertible securities and to provide for the grants of restricted stock and stock options. In addition, the Board of Directors believes it is in the best interests of the Company to have additional shares of common stock and preferred stock authorized for general corporate purposes, including acquisitions or other strategic transaction opportunities. The Board of Directors has determined that these increases will allow for these activities and provide a sufficient amount of common stock and preferred stock to support its business and financing activities.

The increase in authorized common stock and preferred stock will not have any immediate effect on the rights of existing stockholders, but it would have a dilutive effect on our existing stockholders when the additional shares are issued. This increase in the authorized number of shares of common stock and preferred stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the Company’s stockholders. Shares of authorized and unissued common stock and preferred stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management’s use of additional shares of capital stock to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of common stock and preferred stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of the Company’s common stock and preferred stock, respectively, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board of Directors is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increases in the authorized shares of common stock and preferred stock be used as a type of antitakeover device.

Any additional authorized shares of common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Additional shares of common stock so authorized will be available for issuance by the Board of Directors for stock splits or stock dividends, acquisitions, raising capital, conversion of preferred stock and convertible notes, exercise of stock options, or other corporate purposes.

Any additional authorized shares of preferred stock would have terms identical to the Company’s presently authorized and undesignated shares of preferred stock (but not necessarily the same terms of the outstanding Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, which will not change). Upon such increase in the authorized shares of preferred stock, the Company will have 62,499,000 shares of preferred stock that remains undesignated. The Company’s Articles of Incorporation, as amended, allow the Board of Directors to authorize the issuance of shares of preferred stock without any vote or further action by its stockholders. The Board of Directors has the authority to not only issue additional shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, but also has the authority, from time to time, to provide by resolution for the issuance of shares of preferred stock in one or more series, not exceeding the aggregate number of shares of preferred stock authorized by the Company’s Articles of Incorporation, as amended, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto.

The Company is authorizing additional shares of common stock and preferred stock in order to have such shares available for fundraising purposes in the near future in order to execute its business plans, and such shares of preferred stock will be issued upon such terms as the Board of Directors deems advisable to accomplish such fundraising objectives. The Company does not anticipate that it would seek authorization from the stockholders for issuance of any additional authorized shares of common stock or preferred stock, unless required by applicable law or regulations.

The Company’s increase in authorized common stock and preferred stock will become effective upon the filing of the Amendment with the Nevada Secretary of State. Information with respect to the filing of the Amendment and the increase in authorized common stock and preferred stock will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

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ADDITIONAL INFORMATION

The Company is subject to the disclosure requirements of the Exchange Act and, in accordance therewith, files reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 50 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K/A for the fiscal year ended September 30, 2023;

(2)	Annual Report on Form 10-K for the fiscal year ended September 30, 2022; and

(3)	Quarterly Reports on Form 10-Q for the quarters ended December 31, 2023, March 31, 2024, and June 30, 2024.

You may request a copy of these filings, at no cost, by writing Corporate Secretary, Hypha Labs, Inc., 5940 S. Rainbow Boulevard, Las Vegas, Nevada 89118, or telephoning the Company at (702) 527-2060. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, Hypha Labs, Inc., 5940 S. Rainbow Boulevard, Las Vegas, Nevada, 89118, or telephoning the Company at (702) 527-2060.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of common stock of the Company only for information purposes in connection with the actions described herein, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ A. Stone Douglass
A. Stone Douglass
Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary

December 23, 2024

Las Vegas, Nevada

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Appendix A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Entity information:

Name of entity as on file with the Nevada Secretary of State:

Hypha Labs, Inc.

Entity or Nevada Business Identification Number (NVID): _____________________

2.	Restated or Amended and Restated Articles:

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

*	Restated or Amended and Restated Articles must be included with this filing type.

3.	Type of Amendment Filing Being Completed:

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ Board of Directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.55%

☐ Officer’s Statement (foreign qualified entities only) -

Name of home state, if using a modified name in Nevada: ___________________

Jurisdiction of formation: ___________________

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Changes to takes the following effect:

☐	The entity name has been amended.	☐	Dissolution
☐	The purpose of the entity has been amended.	☐	Merger
☐	The authorized shares have been amended.	☐	Conversion
☐	Other: (specify changes)

*	Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporation’s creation.

4.	Effective Date and Time: (optional)	Date: _______________	Time: _______________
(must not be later than 90 days after the certificate is filed)

5.	Information Being Changed: (Domestic corporations only)

☐	The entity name has been amended.
☐	The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐	The purpose of the entity has been amended.
☒	The authorized shares have been amended.
☐	The directors, managers or general partners have been amended.
☐	IRS tax language has been added.
☐	Articles have been added.
☐	Articles have been deleted.
☐	Other.

The articles have been amended as follows: (provide article numbers, if available)

Article 3 of the Articles of Incorporation are amended to increase (1) the authorized shares of Common Stock from 250,000,000 to 880,000,000 and (2) the authorized shares of Preferred Stock from 10,000,000 to 70,000,000, by amending and restating the first paragraph of Article 3 to read in its entirety as follows:

The Corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
Common	880,000,000	$0.001
Preferred	70,000,000	$0.001

6.	Signature:
		Signature	Title

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